SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2007 (December 13, 2007)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	OTHER EVENTS.

On December 13, 2007, Ambac Financial Group, Inc. (“Ambac”) issued a press release announcing that its financial guarantee insurance subsidiary, Ambac Assurance Corporation (“Ambac Assurance”), has entered into a commitment to reinsure to Assured Guaranty Re Ltd. (“AG Re”), the reinsurance subsidiary of Assured Guaranty Ltd. (“AGO”), a diversified portfolio of financial guaranty contracts. The portfolio totals approximately $29 billion of net par outstanding and will be ceded under an existing master facultative reinsurance agreement with AG Re. Pursuant to the commitment, AG Re has agreed to provide reinsurance under the terms of Ambac’s current surplus share treaty program that expires March 31, 2008. Ambac has also agreed to offer AG Re the opportunity to provide reinsurance under the terms of Ambac’s surplus share treaty programs that commence April 1, 2008, 2009 and 2010. A copy of the press release, filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Item
99.01	Press release, dated December 13, 2007, issued by Ambac Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: December 14, 2007
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Press release, dated December 13, 2007, issued by Ambac Financial Group, Inc.